1 51736680.13 SILVER STAR PROPERTIES REIT, INC. and USA, LLC, as Rights Agent AMENDED AND RESTATED RIGHTS AGREEMENT Dated as of November 8, 2024 Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

2 51736680.13 AMENDED AND RESTATED RIGHTS AGREEMENT This Amended and Restated Rights Agreement, dated as of November 8, 2024 (this “Agreement”), between Silver Star Properties REIT, Inc., a Maryland corporation (the “Company”), and Vistra USA, LLC, as Rights Agent (the “Rights Agent”), amends and restates that certain Rights Agreement, dated as of August 18, 2023, between the Company and Phoenix American Financial Services, Inc. (the “Original Agreement”). WHEREAS, in connection with the adoption of the Original Agreement, the Company declared a dividend of one right (an “Original Right”) for each share of Common Stock (as defined below) of the company outstanding as of the Close of Business (as defined below) on August 18, 2023 (the “Original Record Date”), each Original Right representing the right to purchase one one-fifth (subject to adjustment) of a share of the Company’s Series A Junior Participating Preferred Stock, upon the terms and subject to the conditions set forth in the Original Agreement, and authorized and directed the issuance of one Original Right (subject to adjustment as provided in the Original Agreement) with respect to each share of Common Stock that became outstanding between the Original Record Date and the earlier of the Distribution Date and the Expiration date (as such terms are defined in the Original Agreement); WHEREAS, as a result of Allen R. Hartman, Lisa Hartman, Charlotte Hartman, Victoria Hartman Massey, Margaret Hartman, Hartman vREIT XXI, Inc., Hartman XX Holdings, Inc., and the Hartman Family Protection Trust (together, the “Hartman Group”) and certain Affiliates and Associates becoming Acquiring Persons and thus causing the occurrence of a Flip- In Event (as such terms are defined in the Original Agreement), the Company became eligible under the Original Agreement to exchange each Original Right (other than the Original Rights formerly held by the Acquiring Persons) for one share of Common Stock (the “Exchange”); WHEREAS, the board of directors of the Company (the “Board of Directors”) approved the Exchange at a special meeting on January 13, 2024, the Exchange was effectuated on January 16, 2024, and the Common Stock issued to eligible shareholders pursuant to the Exchange was credited to each eligible shareholders’ account on February 9, 2024; WHEREAS, following the effectiveness of the Exchange, all of the Original Rights subject to the Exchange became void and/or were cancelled and ceased to be outstanding; WHEREAS, Phoenix American Financial Services, Inc. assigned all of its rights and obligations as Rights Agent under the Original Agreement to Vistra USA, LLC, and Vistra USA, LLC assumed all such rights and obligations under the Original Agreement, pursuant to a Stock and Asset Purchase Agreement between Phoenix American Financial Services, Inc. and Vistra USA, LLC and certain other parties, dated July 23, 2024; WHEREAS, the Board of Directors desires to amend and restate the Original Agreement as set forth herein and, in connection therewith, has authorized and declared a dividend of one preferred share purchase right (a “Right”) for each share of Common Stock (as hereinafter defined) outstanding and one Right for each unit of the Operating Partnership (as hereinafter Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

3 51736680.13 defined) held by a holder of units of the Operating Partnership (other than units held by the Company, as fully defined herein), as multiplied by the Adjustment Factor (as defined in the Agreement of Limited Partnership of the Operating Partnership, as amended from time to time), each as of the Close of Business (as defined below) on November 8, 2024 (the “Record Date”), each Right initially representing the right to purchase one one-fifth (subject to adjustment) of a share of Preferred Stock (as hereinafter defined), upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock and each unit of the Operating Partnership held by a holder of units of the Operating Partnership, as multiplied by the Adjustment Factor, that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined); provided, however, that Rights may be issued with respect to shares of Common Stock or units of the Operating Partnership that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22. NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows: Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meaning indicated: (a) “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the shares of Common Stock then outstanding, but shall not include an Exempt Person (as such term is hereinafter defined); provided, however, that (i) if the Board of Directors determines that a Person who would otherwise be an “Acquiring Person” became the Beneficial Owner of a number of shares of Common Stock such that the Person would otherwise qualify as an “Acquiring Person” inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned that number of shares of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of obtaining, changing or influencing control of the Company, then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined by the Board of Directors), of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer otherwise qualify as an “Acquiring Person”; (ii) if, as of the date hereof or prior to the first public announcement of the adoption of this Agreement, any Person (together with its Affiliates and Associates) is or becomes the Beneficial Owner of 10% or more of the shares of Common Stock outstanding, such Person shall not be deemed to be or to become an “Acquiring Person” unless and until such time as such Person shall, after the first public announcement of the adoption of this Agreement, become Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

4 51736680.13 the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock) that would cause such Person’s Beneficial Ownership of the Common Stock outstanding to exceed by any amount such Person’s Beneficial Ownership as of the date of this Agreement, in which case such Person will become an Acquiring Person; (iii) no Person shall become an “Acquiring Person” solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees; (iv) no Person shall become an “Acquiring Person” solely as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportion of the shares of Common Stock beneficially owned by such Person to 10% or more of the Common Stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding by reason of such share acquisitions by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person does not beneficially own 10% or more of the shares of Common Stock then outstanding; (v) no Person shall become an “Acquiring Person” solely as the result of the acquisition by such Person of Beneficial Ownership of shares of Common Stock from an individual who, on the later of the date hereof and the first public announcement of this Agreement, is the Beneficial Owner of 10% or more of the Common Stock then outstanding if such shares of Common Stock are received by such Person upon such individual’s death pursuant to such individual’s will or pursuant to a charitable trust created by such individual for estate planning purposes unless and until such time as such Person shall become the Beneficial Owner of any additional shares of Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock or pursuant to a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding if such shares of Common Stock are received by such Person upon such individual’s death pursuant to such individual’s will or pursuant to a charitable trust created by such individual for estate planning purposes. With respect to any Person, for all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Common Stock of which any such Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person is otherwise deemed to beneficially own for purposes of this Agreement, but the number of shares of Common Stock not outstanding Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

5 51736680.13 that such Person is otherwise deemed to beneficially own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding shares of Common Stock beneficially owned by any other Person (unless such other Person is also deemed to beneficially own for purposes of this Agreement such shares of Common Stock not outstanding). (b) A Person shall be deemed to be “Acting in Concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) at any time after the first public announcement of the adoption of this Agreement, in concert or in parallel with such other Person, or towards a common goal with such other Person, relating to changing or influencing the control of the Company or in connection with or as a participant in any transaction having that purpose or effect, where (i) each Person is conscious of the other Person’s conduct and this awareness is an element in their respective decision-making processes and (ii) at least one additional factor supports a determination by the Board of Directors that such Persons intended to act in concert or in parallel, which additional factors may include, without limitation, exchanging information, attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided that, the additional factor required shall not include actions by an officer or director of the Company acting in such capacities. A Person who is Acting in Concert with another Person shall also be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other Person. No Person shall be deemed to be Acting in Concert with another Person solely as a result of (i) making or receiving a solicitation of, or granting or receiving, revocable proxies or consents given in response to a public proxy or consent solicitation made to more than 10 holders of shares of a class of stock of the Company registered under Section 12 of the Exchange Act, or (ii) soliciting or being solicited for tenders of, or tendering or receiving tenders of, securities in a public tender or exchange offer made pursuant to, and in accordance with, Section 14(d) of the Exchange Act by means of a tender offer statement filed on Schedule TO. Notwithstanding the foregoing, the litigation stylized as Case No. 24-c-23-003722 currently being litigated in the Circuit Court for Baltimore City, Maryland, but only to the extent that such litigation continues to be pursued by Allen R. Hartman and Hartman vREIT XXI, Inc. (and no other Person), shall not be considered a Flip-In Event under this Agreement. (c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as such term is hereinafter defined). (d) “Agreement” shall have the meaning ascribed thereto in the preamble to this Agreement, and such term shall include this amended and restated Agreement and all further amendments to this Agreement; provided, however, that the term “Original Agreement” shall mean this Agreement prior to being amended and restated on November 8, 2024, and the term “Agreement” shall not include the Original Agreement. (e) “Agreement of Limited Partnership” shall mean the Agreement of Limited Partnership of Silver Star Operating Partnership, LP, as amended from time to time. (f) “Articles of Incorporation” shall mean the Third Amended and Restated Articles of Incorporation of the Silver Star Properties REIT, Inc. (formerly known as Hartman Short Term Income Properties XX, Inc.), dated March 5, 2010, as filed with the Secretary of State Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

6 51736680.13 of the State of Maryland, as amended or supplemented by that First Articles of Amendment to Third Amended and Restated Articles of Incorporation, dated December 23, 2011; that Certificate of Correction, dated October 4, 2017; that Articles of Amendment, dated December 20, 2022; that Articles Supplementary, dated August 29, 2023; and as the same may be amended, restated and/or supplemented from time to time. (g) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities: (i) which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule l3d-3 of the General Rules and Regulations under the Exchange Act; (ii) which such Person or any of such Person’s Affiliates or Associates has, directly or indirectly: (A) the right or obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time, upon compliance with regulatory requirements, upon the satisfaction of conditions (whether or not within the control of such Person) or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (v) securities issued by the Operating Partnership which are convertible into any security in the Company until those securities are Converted, at which time such Person shall be deemed to acquire Beneficial Ownership of those securities; (w) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (x) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person; (y) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such first Person or any of such first Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (“Original Rights”) or pursuant to Section 11(i) or Section 11(n) with respect to an adjustment to Original Rights; or (z) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board of Directors prior to such Person’s becoming an Acquiring Person; or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security by reason of such agreement, arrangement or understanding if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) which are beneficially owned, directly or indirectly, by any other Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

7 51736680.13 Person (or any Affiliate or Associate of such other Person) and with respect to which such first Person or any of such first Person’s Affiliates or Associates (A) is Acting in Concert or (B) has (x) any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(g)(ii)(B)) or disposing of such securities or (y) any agreement, arrangement or understanding (whether or not in writing) to cooperate in obtaining, changing or influencing control of the issuer of such securities; or (iv) which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party (as such terms are hereinafter defined); provided, however, that the number of shares of Common Stock that a Person is deemed to beneficially own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares (as such term is hereinafter defined) with respect to such Derivatives Contract; provided further that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate; provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of or to “beneficially own” any securities that are “beneficially owned” (as defined in this Section l(g)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person. (h) “Book Entry” shall mean an uncertificated book entry for the Common Stock. (i) “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York or the city in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close. (j) “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day. (k) “Common Stock” when used with reference to the Company or without reference shall mean the Common Stock, presently par value $0.001 per share of the Company. “Common Stock” when used with reference to any Person other than the Company shall mean the common stock (or, in the case of any entity other than a corporation, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary (as Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

8 51736680.13 such term is hereinafter defined) of another Person, the Person or Persons which ultimately control such first-mentioned Person. (l) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof. (m) “Convert,” “Converted,” or “Conversion,” when used with respect to units of the Operating Partnership, shall mean and include the conversion of the units of the Operating Partnership into shares of Common Stock and the issuance of shares of Common Stock to holders of units of the Operating Partnership in lieu of cash upon redemption. (n) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof. (o) “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of shares of Common Stock specified or referenced in such contract (the number of shares corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether (i) obligations under such contract are required or permitted to be settled through the delivery of cash, shares of Common Stock or other property or (ii) such contract conveys any voting rights in shares of Common Stock, without regard to any short or similar position under the same or any other Derivative Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts. (p) “Distribution Date” shall have the meaning set forth in Section 3 hereof. (q) “Equivalent Preferred Shares” shall have the meaning set forth in Section 11(b) hereof. (r) “Exchange” shall have the meaning set forth in the recitals hereto. (s) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. (t) “Exchange Ratio” shall have the meaning set forth in Section 24 hereof. (u) “Exempt Person” shall mean the Company or any Subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company. (v) “Expiration Date” shall have the meaning set forth in Section 7 hereof. Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

9 51736680.13 (w) “Final Expiration Date” shall have the meaning set forth in Section 7 hereof. (x) “Flip-In Event” shall have the meaning set forth in Section 11(a)(ii) hereof. (y) “General Partner of the Operating Partnership” shall mean Hartman XX REIT GP, LLC, a Texas limited liability company. (z) A “holder of units of the Operating Partnership” shall mean only a Limited Partner that holds Partnership Common Units of the Operating Partnership, and shall exclude the Special Limited Partner and any holder of Appreciation Only Long Term Incentive Partnership Units or “AO LTIP” Units (any terms used but not defined in this definition shall have the meanings ascribed to them in the Agreement of Limited Partnership). (aa) “NASDAQ” shall mean The NASDAQ Stock Market LLC. (bb) “New York Stock Exchange” shall mean the New York Stock Exchange, Inc. (cc) “Operating Partnership” shall mean Silver Star Operating Partnership, LP, a Texas limited partnership, or its successor. (dd) “Original Agreement” shall have the meaning set forth in the preamble of this Agreement. (ee) “Original Right” shall have the meaning set forth in the recitals of this Agreement. (ff) “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) to such entity. (gg) “Preferred Stock” shall mean the Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company having the rights and preferences set forth in the Articles Supplementary of the Company filed with the State Department of Assessments and Taxation of the State of Maryland on August 29, 2023. (hh) “Principal Party” shall have the meaning set forth in Section 13(b) hereof. (ii) “Purchase Price” shall have the meaning set forth in Section 7(b) hereof. (jj) “Record Date” shall have the meaning set forth in the recitals hereto. (kk) “Redemption Date” shall have the meaning set forth in Section 7 hereof. (ll) “Redemption Price” shall have the meaning set forth in Section 23 hereof. (mm) “Right” shall have the meaning set forth in the recitals hereto. Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

10 51736680.13 (nn) “Right Certificate” shall have the meaning set forth in Section 3 hereof. (oo) “Securities Act” shall mean the Securities Act of 1933, as amended. (pp) “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof. (qq) “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof. (rr) “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such under the terms of this Agreement, or such earlier date as a majority of the Board of Directors shall become aware of the existence of an Acquiring Person under the terms of this Agreement. (ss) “Subsidiary” of any Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person. (tt) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof. (uu) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof. (vv) “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof. (ww) “Trust” shall have the meaning set forth in Section 7(d) hereof. (xx) “Trust Agreement” shall have the meaning set forth in Section 7(d) hereof. Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms and conditions), and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents), upon ten (10) days’ prior written notice to the Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company reasonably determines, provided that such duties are consistent with the terms and conditions of this Agreement and that contemporaneously with such appointment the Company shall notify, in writing, the Rights Agent and any co-Rights Agents of any such duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agents. Any actions which may be taken by the Rights Agent pursuant to the terms of this Agreement may be taken by any such co-Rights Agent. To the extent that any co-Rights Agent takes any action pursuant to this Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

11 51736680.13 Agreement, such co-Rights Agent will be entitled to all of the rights and protections of, and subject to all of the applicable duties and obligations imposed upon, the Rights Agent pursuant to the terms of this Agreement. Section 3. Issue of Right Certificates. (a) Until the Close of Business on the earlier of (i) the tenth Business Day after the Stock Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person (other than an Exempt Person) having beneficial ownership or becoming the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding (the earlier of such dates being herein referred to as the “Distribution Date”; provided, however, that the Distribution Date shall in no event be prior to the Record Date), (x) the Rights will be evidenced (subject to the provisions of Sections 3(b) and 3(c) hereof) by the certificates representing the Common Stock registered in the names of the holders thereof (or by Book Entry shares in respect of such Common Stock) and, in the case of the units of the Operating Partnership, by the ownership interests of units of the Operating Partnership evidenced by the Agreement of Limited Partnership, and not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of Common Stock or the transfer of units of the Operating Partnership, as the case may be. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first- class, insured, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate of an Acquiring Person), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held; provided, however, that with respect to Rights Certificates to be issued to holders of units of the Operating Partnership upon Conversion, if applicable, the Rights Agent shall issue such Rights Certificates to converting holders upon Conversion. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates, except with respect to holders of units of the Operating Partnership who have not Converted, whose Rights shall remain evidenced by their ownership of units of the Operating Partnership until Conversion. The Company shall give the Rights Agent prompt written notice of the Distribution Date. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred; provided, however, that, for the avoidance of doubt, the failure of the Company to timely deliver such notice shall not alter, amend or modify the rights, privileges and obligations of the holders of Rights. The Company shall give the Rights Agent prompt written notice of the Conversion of any units of the Operating Partnership. (b) Notwithstanding anything to the contrary set forth in the Original Agreement or this Agreement, the Company shall not issue any additional Original Rights and, for the avoidance of doubt, no Original Rights shall be attached to or shall be issued with any shares of Common Stock or units of the Operating Partnership (including shares of Common Stock issued Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

12 51736680.13 pursuant to the Exchange). The Company will make available, as promptly as practicable after the Record Date, a copy of a Summary of Rights, in substantially the of Exhibit B hereto (the “Summary of Rights”), to any holder of Rights who may so request from time to time prior to the Expiration Date. With respect to certificates representing Common Stock (or Book Entry shares of Common Stock) outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof (or such Book Entry shares). Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate representing Common Stock (or any Book Entry shares of Common Stock) outstanding on the Record Date shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. (c) Rights shall, without any further action, be issued in respect of all shares of Common Stock issued or disposed of by the Company after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date. Rights shall, without any further action, be issued in respect of all units of the Operating Partnership held by holders of units of the Operating Partnership issued or disposed of by the Operating Partnership after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates issued for Common Stock after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend: This certificate also evidences and entitles the holder hereof to certain Rights as set forth in an Amended and Restated Rights Agreement between Star Properties REIT, Inc. (the “Company”) and Vistra USA, LLC, and any successor rights agent thereto, as Rights Agent, dated as of November 8, 2024, and as amended from time to time (the “Amended and Restated Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Amended and Restated Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Amended and Restated Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Amended and Restated Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Amended and Restated Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable. With respect to any Book Entry shares of Common Stock, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. With respect to such certificates containing the foregoing legend, or any notice of the foregoing legend delivered to holders of Book Entry shares, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates or Book Entry shares shall be evidenced by such certificates or Book Entry shares alone, and the surrender for transfer of any such certificate or Book Entry share, except as otherwise provided herein, shall also constitute the transfer of the Rights Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

13 51736680.13 associated with the Common Stock represented thereby. A similar legend shall be applied to the Agreement of Limited Partnership. In the event that the Company purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding. In the event that the Company purchases or otherwise acquires any units of the Operating Partnership after the Record Date but prior to the Distribution Date, any Rights associated with such units shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with such units of the Operating Partnership. Notwithstanding this paragraph (c), neither the omission of a legend nor the failure to deliver the notice of such legend required hereby shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights. Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of this Agreement, each Right Certificate shall entitle the holder thereof to purchase such number of one one-fifths of a share of Preferred Stock as shall be set forth therein at the Purchase Price, but the number of such one one-fifths of a share of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein. Section 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Administrative Officer, the Treasurer or the Secretary of the Company, either manually or by facsimile signature or other electronic signature, shall have affixed thereto the Company’s seal or a facsimile thereof and shall be attested by the Secretary of the Company, either manually or by facsimile or other electronic signature. The Right Certificates shall be manually or by facsimile countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such Person was not such an officer. Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

14 51736680.13 (b) Following the Distribution Date, and receipt by the Rights Agent of written notice to that effect and all other relevant information referred to in this Agreement, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates. Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates; Uncertificated Rights. (a) Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-fifths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose accompanied by a signature guarantee (a “Signature Guarantee”) from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association and such other documentation as the Rights Agent may reasonably request. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company and the Rights Agent may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall not have any duty or obligation to take any action under any section of this Agreement that requires the payment of taxes and/or charges unless and until it is satisfied that all such payments have been made. The Right Certificates are transferable only on the registry books of the Rights Agent. (b) Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated. (c) Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates, to the extent permitted by applicable law. Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

15 51736680.13 Section 7. Exercise of Rights, Purchase Price; Expiration Date of Rights. (a) Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose accompanied by a Signature Guarantee and such other documentation as the Rights Agent may reasonably request, together with payment of the aggregate Purchase Price with respect to the total number of one one-fifths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised, at any time which is both after the Distribution Date and prior to the time (the “Expiration Date”) that is the earliest of (i) the Close of Business on November 8, 2025 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Sections 1(g)(ii)(A)(z) and 13(f) at which time the Rights are terminated, or (iv) the time at which such Rights are exchanged as provided in Section 24 hereof. Except for those provisions herein which expressly survive the termination of this Agreement, this Agreement shall terminate at such time as the Rights are no longer exercisable hereunder. (b) The Purchase Price shall be initially $5.00 for each one one-fifth of a share of Preferred Stock purchasable upon the exercise of a Right. The Purchase Price and the number of one one-fifths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7. (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the aggregate Purchase Price for the shares of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, in cash or by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Stock, or make available if the Rights Agent is the transfer agent for the Preferred Stock, certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from a depositary agent appointed by the Company depositary receipts representing interests in such number of one one-fifths of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs any such depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

16 51736680.13 names as may be designated by such holder; and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. (d) Following the Distribution Date, the Board of Directors shall provide prompt written notice to the Rights Agent that a Distribution Date has occurred, and the Board of Directors may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”); provided, however, that if there are units of the Operating Partnership which have not been Converted and which include attached Rights that have not become void under Section 11(a)(ii), the Company shall enter into such a Trust Agreement. If the Board of Directors so directs (or the proviso in the prior sentence so requires), the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock or Preferred Stock, as applicable, potentially issuable to holders of units of the Operating Partnership which have not been Converted and which include attached Rights that have not become void under Section 11(a)(ii), to be purchased by holders of units of the Operating Partnership from the Company at the option of such holders upon Conversion, and the Company shall direct the Rights Agent to deliver any such purchased shares to the purchasing holders on behalf of the Company. All Persons entitled to purchase shares pursuant to the exercise of Rights acquired by virtue of being a holder of units of the Operating Partnership shall only be entitled to purchase from the Company such shares (together with any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) as are held in the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. The Trust Agreement or the Rights Agent shall establish such reasonable policies and procedures to govern the purchase, directly from the Company out of the Trust, of any such shares by the holders of units of the Operating Partnership and to remit the Purchase Price, net of any fees of the Rights Agent, to the Company. The Rights Agent shall hold all of the shares of Common Stock or Preferred Stock, as applicable, available for purchase by holders of units of the Operating Partnership which have not been Converted and which include attached Rights that have not become void under Section 11(a)(ii) in Trust, to be purchased pursuant to their attached Rights upon Conversion until such time as each holder of such units shall Convert any units and shall purchase or decline to purchase, at the holder’s option, the applicable number of shares, or until such Rights shall expire or are extinguished, at which time any excess shares shall be returned the Company for cancellation. (e) Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof. (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) properly completed and duly signed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise accompanied by a Signature Guarantee and such other documentation as the Rights Agent Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

17 51736680.13 may reasonably request, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company shall reasonably request, and (iii) tendered the Purchase Price (and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9) to the Company in the manner required by this Agreement. Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request and expense of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company. Section 9. Availability of Shares of Preferred Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock or any shares of Preferred Stock held in its treasury, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights. (b) So long as the shares of Preferred Stock issuable upon the exercise of Rights may be listed or admitted to trading on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange upon official notice of issuance upon such exercise. (c) From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of shares of Preferred Stock upon the exercise of Rights, to register and qualify such shares of Preferred Stock under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 120 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

18 51736680.13 jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act shall have been declared effective, unless an exemption therefrom is available. (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (or other securities of the Company) delivered upon exercise of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares. (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or other securities of the Company) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock (or other securities of the Company) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Stock (or other securities of the Company) upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by that holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due. Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or other securities of the Company) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein. Section 11. Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights. The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11. (a) The following adjustments may be made to any exercise of the Rights under this Agreement: Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

19 51736680.13 (i) In the event the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the number and kind of shares of capital stock issuable upon exercise of a Right as of the record date for such dividend or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person (the first occurrence of such event after the date of this Agreement being referred to hereinafter as the “Flip-In Event”), then (A) the Purchase Price shall be adjusted to be the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of one one-fifths of a share of Preferred Stock for which a Right was exercisable immediately prior to such Flip-In Event, whether or not such Right was then exercisable, and (B) each holder of a Right, except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by 50% of the current per share market price of the Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event; provided, however, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall, following the Flip-In Event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. Notwithstanding anything in this Agreement to the contrary, however, from and after the Flip-In Event, any Rights that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or of any such Affiliate or Associate) who becomes a transferee after the Flip-In Event or (z) a transferee of any Acquiring Person (or of any such Affiliate or Associate) who became a transferee prior to or concurrently with the Flip-In Event pursuant to either (I) a transfer (whether or not for consideration) from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees, either direct transferees or transferees through one or more intermediate transferees, of such Persons, shall be void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. For the avoidance of doubt, an Acquiring Person and the Acquiring Person’s transferees shall include a holder of units of the Operating Partnership who is an Acquiring Person (or any Affiliate, Associate or transferee of any such Acquiring Person) consistent with the prior sentence, and the Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

20 51736680.13 effect of any Flip-In Event shall be applied to such Person with respect to the units of the Operating Partnership upon Conversion. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person, its Affiliates or Associates or its or their transferees hereunder. From and after the Flip-In Event, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent, or to be issued by the Rights Agent upon Conversion, that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be canceled. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii). (iii) The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with the foregoing subparagraph (ii) a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock. In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Board of Directors shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess (such excess, the “Spread”) of (1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with the foregoing subparagraph (ii) (the “Current Value”) over (2) the Purchase Price (as adjusted in accordance with the foregoing subparagraph (ii)); and (B) with respect to each Right (other than Rights which have become void pursuant to the foregoing subparagraph (ii)), make adequate provision to substitute for the shares of Common Stock issuable in accordance with the foregoing subparagraph (ii) upon exercise of the Right and payment of the Purchase Price (as adjusted in accordance therewith), (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock are determined by the Board of Directors to have substantially the same value as the shares of Common Stock (such shares of Preferred Stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock Equivalents”)), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Flip-In Event (the date of the Flip-In Event being the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available), and then, if necessary, such number or fractions of Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

21 51736680.13 shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, upon the occurrence of the Flip-In Event, the Board of Directors shall determine that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second and/or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii) hereof, that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement (with prompt written notice thereof to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the per share value of the shares of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i)) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any Common Stock Equivalent shall be deemed to equal the current per share market price of the Common Stock. The Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive shares of Common Stock upon the exercise of the Rights among the holders of Rights pursuant to this Section 11(a)(iii). (iv) Upon the issuance of Rights, Rights Certificates, or Preferred Stock or Common Stock purchasable or otherwise exercisable pursuant to a Rights Certificate, or Common Stock exchangeable for Rights or a Rights Certificate, issued to, exercised by, purchased by, or redeemed by holders of units of the Operating Partnership, no adjustment to the Adjustment Factor, as defined in the Agreement of Limited Partnership, shall be made. In the event an adjustment is made to the Adjustment Factor based on an issuance described in the prior sentence, then any Rights, Rights Certificates, or shares of Preferred Stock or Common Stock, as applicable, issued to the Rights Agent pursuant to the Trust Agreement to be held in the Trust for the holders of units of the Operating Partnership shall be cancelled, void, and of no force or effect and any such shares of Preferred Stock or Common Stock then held by the Trust shall become authorized but unissued. (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock (“Equivalent Preferred Shares”)) or securities convertible into Preferred Stock or Equivalent Preferred Shares at a price per share of Preferred Stock or Equivalent Preferred Shares (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Shares) less than the then current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

22 51736680.13 multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of shares of Preferred Stock and Equivalent Preferred Shares which the aggregate offering price of the total number of shares of Preferred Stock and/or Equivalent Preferred Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of additional shares of Preferred Stock and/or Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock and Equivalent Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed. (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined by the Board of Directors whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock, and the denominator of which shall be such current per share market price (determined pursuant to Section 11(d) hereof) of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed. (d) For the purpose of any computation hereunder: (i) Except as otherwise provided herein, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

23 51736680.13 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Security is not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed on a national securities exchange, the last quoted price or, if not so quoted, the average of the high and low asked prices in the over-the-counter market as reported by any system then in use, or, if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. (ii) If the Preferred Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Stock is not publicly traded but the Common Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i) multiplied by the then applicable Adjustment Number (as defined in and determined in accordance with the Certificate of Designation for the Preferred Stock). If neither the Common Stock nor the Preferred Stock is publicly traded, “current per share market price” shall mean the fair value per share as determined by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent. (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share of Preferred Stock or one-hundredth of a share of Common Stock or other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment and (ii) the Expiration Date. (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

24 51736680.13 holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares. (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-fifths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein. (h) Unless the Company shall have exercised its election as provided in Section 11(i) below, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-fifths of a share of Preferred Stock (calculated to the nearest one-hundredth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one one-fifths of a share purchasable upon the exercise of a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment. (i) The Company may elect on or after the date of any adjustment of the Purchase Price pursuant to Sections 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one one-fifths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-fifths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

25 51736680.13 be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement. Rights Certificates held by the Rights Agent for issuance upon Conversion shall be appropriately adjusted. (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-fifths of a share of Preferred Stock issuable upon the exercise of a Right, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-fifths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder. (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the fraction of Preferred Stock or other shares of capital stock issuable upon exercise of a Right, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or other such shares at such adjusted Purchase Price. (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Right exercised after such record date the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment. (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders. (n) Anything in this Agreement to the contrary notwithstanding, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare and pay any dividend on the Common Stock payable in Common Stock, or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock, then, in each such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

26 51736680.13 associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. (o) The Company agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights. Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief, but detailed statement of the facts accounting for such adjustment, (b) file with the Rights Agent, the General Partner of the Operating Partnership, and with each transfer agent for the Common Stock and the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof). Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall have no duty or liability with respect thereto and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate. Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event, directly or indirectly, at any time after the Flip-In Event (i) the Company shall consolidate with or shall merge into any other Person, (ii) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more wholly-owned Subsidiaries of the Company), then upon the first occurrence of such event, proper provision shall be made so that: (A) each holder of a Right (other than Rights which have become void pursuant to Section 11(a)(ii) hereof) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock or Common Stock of the Company, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) by 50% of the current per share market price of the Common Stock Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

27 51736680.13 of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided, however, that the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 hereof) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; and (E) to the extent a Trust exists or is required to be created pursuant to this Agreement, the Principal Party shall deliver to the Trust a sufficient number of securities of the Principal Party (calculated in accordance with clause (A) of this Section 13(a)) in lieu of that number of shares of Common Stock or Preferred Stock of the Company required by this Agreement; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property. (b) “Principal Party” shall mean: (i) in the case of any transaction described in (i) or (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and (ii) in the case of any transaction described in (iii) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

28 51736680.13 so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding; provided, however, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of all of which is and has been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests. (c) The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will: (i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date and similarly comply with applicable state securities laws; (ii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on NASDAQ, the New York Stock Exchange or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on NASDAQ, the New York Stock Exchange or a national securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on NASDAQ, the New York Stock Exchange or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on any other system then in use; (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

29 51736680.13 (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights. (d) In case the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or Common Stock Equivalents of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock or Common Stock Equivalents of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction. (e) The Company covenants and agrees that it shall not, at any time after the Flip-In Event, enter into any transaction of the type described in clauses (i) through (iii) of Section 13(a) hereof if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights. (f) Notwithstanding anything contained herein to the contrary, in the event of any merger or other acquisition transaction involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Affiliates or Associates), which agreement has been approved by the Board of Directors prior to any Person becoming an Acquiring Person, this Agreement and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7(a). Section 14. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date in accordance with Section 11(n) hereof) or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

30 51736680.13 registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Rights are not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined by the Board of Directors shall be used. (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-fifth of a share of Preferred Stock) or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-fifth of a share of Preferred Stock) upon the exercise or exchange of Rights. Interests in fractions of shares of Preferred Stock in integral multiples of one one-fifth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-fifth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market value of a whole share of Preferred Stock (as determined in accordance with Section 14(a) hereof) for the Trading Day immediately prior to the date of such exercise or exchange. (c) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock for which a Right is exercisable shall be deemed to be the closing price of one share of Common Stock (as determined in accordance with Section 11(d)(i) hereof), for the Trading Day immediately prior to the date of such exercise. Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

31 51736680.13 (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above). (e) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent under this Agreement, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices or formulas utilized in calculating such payments and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent may rely upon such a certificate and has no duty with respect to, and will not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent has received such a certificate and sufficient monies. Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under this Agreement, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock, including holders of the units of the Operating Partnership who Convert); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock, including of units of the Operating Partnership who Convert), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock, including of units of the Operating Partnership who Convert), on his own behalf and for his own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Stock, including such units of the Operating Partnership) in the manner provided therein and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement by the Company and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations by the Company of its obligations under this Agreement. Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that: (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Stock or units of the Operating Partnership; (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer with all required certifications completed; and (c) the Company and the Rights Agent may deem and treat the Person in whose Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

32 51736680.13 name the Right Certificate (or, prior to the Distribution Date, the Common Stock certificate (or Book Entry shares in respect of Common Stock)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the Common Stock certificate (or notices provided to holders of Book Entry shares of Common Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be affected by any notice to the contrary. Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof. Section 18. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation hereunder in accordance with a mutually agreed upon fee schedule and for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, negotiation, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) for anything done or omitted by the Rights Agent in connection with the execution, acceptance, administration, exercise of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. (b) The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate representing the Preferred Stock, the Common Stock or any other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in as set forth in Section 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

33 51736680.13 hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received notice in writing. Section 19. Merger or Consolidation or Change of Name of Rights Agent. (a) Any entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any entity succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement. (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement. Section 20. Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform those duties and obligations upon the following express terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound: (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion or advice of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in absence of bad faith, gross negligence or willful misconduct (each as determined by a final judgment of a court of competent jurisdiction) and in accordance with such opinion or advice. (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of the current per share market price) be proved or established by the Company prior to taking, suffering, or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

34 51736680.13 prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Administrative Officer, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent for any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate. (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (each as determined by a final, non-appealable judgment of a court of competent jurisdiction). In no case, however, will the Rights Agent be liable for any special, indirect, punitive, incidental or consequential losses or damages of any kind whatsoever (including but not limited to lost profits or reputational harm), even if the Rights Agent has been advised of the possibility of such damages. (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. (e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be liable or responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights provided for in Sections 3, 11, 13, 23 and 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12, describing such change or adjustment upon which the Rights Agent may conclusively rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable. (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement. (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be one of the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

35 51736680.13 acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying in good faith upon the most recent instructions received by it from any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, suffered or omitted to be taken by the Rights Agent in accordance with a proposal included in any such application. on or after the date specified therein (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted to be taken. (h) The Rights Agent and any stockholder, director, affiliate, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or such stockholder, director, affiliate, officer or employee from acting in any other capacity for the Company or for any other legal entity. (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, any holder of Rights or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence or bad faith, in the selection and continued employment thereof (which gross negligence or bad faith must each be as determined by a final, non-appealable judgment of a court of competent jurisdiction). The Rights Agent will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of Right Certificates. (j) No provision of this Rights Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it. (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company. Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

36 51736680.13 Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 60 days’ notice in writing mailed to the Company and to each transfer agent of the Common Stock or Preferred Stock and the General Partner of the Operating Partnership by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. In the event any transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice. The Company may remove the Rights Agent or any successor Rights Agent upon 60 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock and the General Partner of the Operating Partnership by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 60 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or the laws of any state thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus or net assets on a consolidated basis of at least $50,000,000 or (b) an Affiliate of such Person. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose; provided that the predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock and the General Partner of the Operating Partnership, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

37 51736680.13 sale of Common Stock and each unit of the Operating Partnership, as multiplied by the Adjustment Factor, following the Distribution Date and prior to the Expiration Date, the Company may with respect to shares of Common Stock and units of the Operating Partnership so issued or sold (i) pursuant to the exercise of stock or partnership options, (ii) under any employee plan or arrangement, (iii) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or the Operating Partnership, or (iv) pursuant to a contractual obligation of the Company or the Operating Partnership, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale. Section 23. Redemption. (a) The Board of Directors may, at any time prior to the Flip-In Event, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the date hereof (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors shall determine. To the extent Rights are redeemed, Rights relating to units of the Operating Partnership that have not been Converted shall be deemed not to be outstanding Rights, and no Redemption Price need be paid to redeem such Rights. (b) Immediately upon the action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23 (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, except as otherwise provided in Section 23(a). The Company shall promptly give public notice (and provide prompt written notice to the Rights Agent) of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights (or such later time as the Board of Directors may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. Section 24. Exchange. (a) The Board of Directors may, at its option, at any time after the Flip-In Event, exchange all or part of the then outstanding Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock and at an exchange ratio of two shares of Common Stock per Right, appropriately adjusted to reflect Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

38 51736680.13 any stock split, stock dividend or similar transaction occurring in respect of the Common Stock, after Close of Business on the date of this Agreement (such amount per Right being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after an Acquiring Person shall have become the Beneficial Owner of 50% or more of the shares of the Common Stock then outstanding. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a). The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board of Directors shall provide prompt written notice to the Rights Agent and the Board of Directors may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve; provided, however, that if there are units of the Operating Partnership which have not been Converted and which include attached Rights that have not become void under Section 11(a)(ii), the Company shall enter into such a Trust Agreement. If the Board of Directors so directs (or the proviso in the prior sentence so requires), the Company shall enter into a Trust Agreement and shall issue to the Trust (or to the existing Trust between the Company and the Rights Agent, if one already exists) all of the shares of Common Stock issuable pursuant to the exchange (or at a minimum, all of the shares of Common Stock issuable to holders of units of the Operating Partnership which have not been Converted and which include attached Rights that have not become void under Section 11(a)(ii), to be exchanged for their attached Rights upon Conversion, if any), and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. The Rights Agent shall hold all of the shares of Common Stock issuable to holders of units of the Operating Partnership which have not been Converted and which include attached Rights that have not become void under Section 11(a)(ii) in Trust, to be exchanged for their attached Rights upon Conversion until such time as each holder of such units shall Convert any units and shall deliver the applicable number of Shares of Common Stock to such holder upon Conversion. (b) Immediately upon the effectiveness of the action of the Board of Directors ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice (and provide prompt written notice to the Rights Agent) of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged at their last addresses as they appear on the books and records of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

39 51736680.13 than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights. (c) The Company may at its option substitute, and, in the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit an exchange of Rights for Common Stock as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Shares, as such term is defined in Section 11(b)) such that the current per share market price (determined pursuant to Section 11(d) hereof) of one share of Preferred Stock (or Equivalent Preferred Share) multiplied by such number or fraction is equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11(d) hereof) as of the date of such exchange. Section 25. Notice of Certain Events. (a) In case the Company shall at any time after the earlier of the Distribution Date or the Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding Preferred Stock), (iv) to effect the liquidation, dissolution or winding up of the Company, or (v) to pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to the Rights Agent, the General Partner of the Operating Partnership and to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such dividend or distribution or offering of rights or warrants, or the date on which such liquidation, dissolution, winding up, reclassification, subdivision, combination or consolidation is to take place and the date of participation therein by the holders of the Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action. (b) In case any event described in Section 11(a)(ii) or Section 13 shall occur then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate and the General Partner of the Operating Partnership (or if occurring prior to the Distribution Date, the holders of the Common Stock and the holders of the units of the Operating Partnership) in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

40 51736680.13 and Section 13 hereof, and all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities. Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class or express United States mail, FedEx or United Parcel Service or any other nationally recognized courier service, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows: Silver Star Properties REIT, Inc. 601 Sawyer, Suite 600 Houston, Texas 77007 Attention: General Counsel Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows: Vistra USA, LLC 156 W. 56th Street, 3rd Floor New York, New York 10019 Any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate or the Rights Agent to or on the General Partner of the Operating Partnership shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows: Hartman XX REIT GP, LLC 601 Sawyer, Suite 600 Houston, Texas 77007 Attention: General Counsel Any notice given to or required to be given to any holder of units of the Operating Partnership shall also be given by copy to the General Partner of the Operating Partnership. Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail or express United States mail, FedEx or United Parcel Service or any other nationally recognized courier service, postage prepaid, addressed to such holder at the address of such holder as shown on the books and records of the Company. Section 27. Supplements and Amendments. Except as provided in the penultimate sentence of this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as provided in the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

41 51736680.13 Company so directs, supplement or amend this Agreement without the approval of any holders of Rights, provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), (b) cause this Agreement again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable. No supplement or amendment to this Agreement that adversely affects the Rights Agent’s own rights, duties, immunities or obligations under this Agreement shall be effective unless duly executed by the Rights Agent and the Company. The Rights Agent shall duly execute and deliver any supplement or amendment provided that any supplement or amendment that does not amend Sections 18, 19, 20 or 21 hereof or this Section 27 in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder. Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock and the units of the Operating Partnership) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock and the units of the Operating Partnership). Section 30. Determinations and Actions by the Board of Directors. Without limiting any of the rights and immunities of the Rights Agent, the Board of Directors shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend or not amend this Agreement). Without limiting any of the rights and immunities of the Rights Agent all such actions, calculations, interpretations and determinations that are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties. Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

42 51736680.13 Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of the Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually executed counterpart hereof. Section 34. Descriptive Headings; Interpretation. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Each reference in this Agreement to a period of time following or after a specified date or event shall be calculated without including such specified date or the day on which such specified event occurs. [signature page follows] Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

43 51736680.13 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written. SILVER STAR PROPERTIES REIT, INC. By: Name: Title: VISTRA USA, LLC as Rights Agent By: ___________________________ Name: Caroline Baker Title: Manager Gerald W. Haddock CEO and Executive Chairman Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

44 51736680.13 Exhibit A Form of Right Certificate Certificate No. R- NOT EXERCISABLE AFTER NOVEMBER 8, 2025, OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE. RIGHT CERTIFICATE SILVER STAR PROPERTIES REIT, INC. This certifies that or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of November 8, 2024, as the same may be amended from time to time (the “Rights Agreement”), between Star Properties REIT, Inc., a Maryland corporation (the “Company”), and Vistra USA, LLC, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on November 8, 2025, at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one one-fifth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of the Company at a purchase price of $5.00 per one one-fifth of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-fifths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 8, 2024, based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one one-fifths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

45 51736680.13 number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the occurrence of certain events. This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company’s Common Stock, par value $0.001 per share, or shares of Preferred Stock. No fractional shares of Preferred Stock or Common Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one one-fifth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement. No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

46 51736680.13 affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement. This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent. WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of , 202_. SILVER STAR PROPERTIES REIT, INC. By: (SEAL) Name: Title: ATTEST: _____________________________________ Secretary Countersigned: VISTRA USA, LLC, as Rights Agent By: _________________________________ Name: Title: : Adrienne Collins CEO and Executive Chairman Gerald W. Haddock Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240 11/20/2024

47 51736680.13 Form of Reverse Side of Right Certificate FORM OF ASSIGNMENT (To be executed by the registered holder if such holder desires to transfer the Right Certificate) FOR VALUE RECEIVED hereby sells, assigns and transfers unto (Please print name and address of transferee) Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution. Dated: Signature Signature Guaranteed: Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program. .............................................................................................................. (To be completed) The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, were not acquired by the undersigned from, and are not being assigned to an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement). Signature Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

48 51736680.13 Form of Reverse Side of Right Certificate - continued FORM OF ELECTION TO PURCHASE (To be executed if holder desires to exercise Rights represented by the Right Certificate) To Silver Star Properties REIT, Inc.: The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares of Preferred Stock (or such other securities) be issued in the name of: (Please print name and address) If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to: Please insert social security or other identifying number (Please print name and address) Dated: Signature (Signature must conform to holder specified on Right Certificate) Signature Guaranteed: Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program. Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

49 51736680.13 Form of Reverse Side of Right Certificate - continued (To be completed) The undersigned certifies that the Rights evidenced by this Right Certificate are not beneficially owned by, and were not acquired by the undersigned from, an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement). Signature NOTICE The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever. In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored. Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

50 51736680.13 Exhibit B UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE. SUMMARY OF RIGHTS TO PURCHASE SHARES OF PREFERRED STOCK OF SILVER STAR PROPERTIES REIT, INC. On November 8, 2024, the Board of Directors of Silver Star Properties REIT, Inc. (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and one Right for each unit of Silver Star Operating Partnership, LP, a Texas limited partnership (the “Operating Partnership”) held by holders of outstanding common units of the Operating Partnership (other than to the Company). The dividend is payable on November 8, 2024 (the “Record Date”), to the stockholders of record and to holders of common units of the Operating Partnership (other than the Company) on that date. Each Right entitles the registered holder to purchase from the Company one one-fifth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) at a price of $5.00 per one one-fifth of a share of Preferred Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement dated as of November 8, 2024, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Vistra USA, LLC, as Rights Agent (the “Rights Agent”). Until the earlier to occur of (i) 10 Business Days following a public announcement that a person or group of affiliated or associated persons has, with certain exceptions, subsequent to the adoption of the Rights Agreement, become an “Acquiring Person” under the terms of the Rights Agreement or (ii) 10 Business Days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate and, in the case of the common units of the Operating Partnership (other than those Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

51 51736680.13 common units held by the Company), by the Agreement of Limited Partnership of the Operating Partnership together with this Summary of Rights. The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock or common units of the Operating Partnership, as applicable. Until the Distribution Date (or earlier expiration of the Rights), Rights shall be issued in respect of all new issuance of Common Stock and of all common units of the Operating Partnership held by holders of common units of the Operating Partnership (other than the Company) issued or disposed of by the Operating Partnership, as applicable. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference and, with respect to any Book Entry Shares issued after the Record Date, a proper notation or notice will be provided that incorporates the Rights Agreement by reference. A similar notation shall be applied to the Agreement of Limited Partnership. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock (or Book Entry Shares of Common Stock) or the transfer of any common units of the Operating Partnership, other than those owned by the Company, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock or common units of the Operating Partnership represented thereby. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, in the case of holders of the common units of the Operating Partnership, held by the Rights Agents for the benefit of the holders of units of the Operating Partnership until conversion or until shares of Common Stock are issued to them in lieu of cash upon redemption, and such separate Right Certificates alone will evidence the Rights. The Rights are not exercisable until the Distribution Date. The Rights will expire on November 8, 2025 (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below, or upon the occurrence of certain transactions. The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

52 51736680.13 indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock and in the event of a dividend on the common units of the Operating Partnership payable in common units of the Operating Partnership or subdivisions, consolidations and combinations of the common units of the Operating Partnership occurring, in any such case, prior to the Distribution Date. Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of an amount equal to five (5) times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of an amount equal to five (5) times the payment made per share of Common Stock. Each share of Preferred Stock will have five (5) votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive five (5) times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions. Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-fifth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right. In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

53 51736680.13 price of the Right. At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors may exchange the Rights (other than Rights owned by such Acquiring Person which will have become void), in whole or in part, for shares of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of two shares of Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Right. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of shares of Preferred Stock which are integral multiples of one one-fifth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock. At any time prior to the time an Acquiring Person becomes such, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights. Upon the issuance or exercise of Rights, Rights Certificates, or Preferred Stock or Common Stock relating to units of the Operating Partnership, no adjustment to the Adjustment Factor shall be made in the Agreement of Limited Partnership. Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240

54 51736680.13 dividends. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated November 8, 2024. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference. Docusign Envelope ID: 54B41131-C162-4E93-969B-5F2392C6E240